United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report:  June 15, 2001.

                        Commission File Number:  0-29735

                           Paper Computer Corporation

                          (formerly PNG VENTURES, INC.)

                (formerly TELECOMMUNICATIONS TECHNOLOGIES, LTD.)

Nevada     88-0350286
(Jurisdiction  of  Incorporation)     (I.R.S.  Employer  Identification  No.)


24843  Del  Prado,  Suite  318,  Dana  Point,  California     92629
(Address  of  principal  executive  offices)                         (Zip  Code)


Registrant's  telephone  number,  including  area  code:     (949)  248-1765


                                  INTRODUCTION

     We have not filed an annual report on Form 10-KSB. No securities of this corporation are or have been trading during the relevant period. Our last filing was form 15-12(g) on June 12, 2001. This current report is filed voluntarily to provide the following information.

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     ITEM  1. CHANGES IN CONTROL OF REGISTRANT. We had previously reported in an
8-K filed on April 26, 2000, that our shareholders approved, and we reported, the acquisition of Paper Computer Corporation, as a wholly-owned subsidiary, for 9,228,686 new investment shares of our common stock. Those shares were issued but not delivered and are to be cancelled. Accordingly, control of our corporation has changed. Please see Item 5 for more information.

     ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS. We had previously announced an acquisition of Paper Computer Corporation, but that acquisition did not consummate.

     ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.  None.

     ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP.  None.

     ITEM 5. OTHER EVENTS. On June 6, 2000, we had forward split our common stock, three for one; and on June 15, 2001, we reversed our common stock two shares becoming one share. Accordingly, current numbers will be employed from this point forward, giving effect to the final results of both forward and reverse splits.

     On February 15, 2000 John Spicer was elected Sole Officer and Director. He was issued 2,500 at the then par value, for services valued at $5,000.00,

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pursuant  to  Section  4(2).  Those  shares were cancelled as an incident of the acquisition which did not occur, and have been reissued, following termination of the plan to acquire.

     Accordingly we now have 4,315,626 shares of common stock issued and outstanding, of which Mr. Spicer owns 2,500,000.

     ITEM 6. CHANGES OF REGISTRANT'S DIRECTORS. Miller M. Mays III and John Spicer are now the Directors of this corporation.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Dated:  June  21,  2001

                           Paper Computer Corporation

                                       by

                              /s/Miller L. Mays III
                               Miller L. Mays III
                                    President

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